Calculation of Filing Fee Tables
S-3
LOWES COMPANIES INC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	1	Equity	Common Stock, par value $0.50 per share	415(a)(6)	2,500,000		$ 41,375,000.00			S-3	333-274288	08/31/2023	$ 1,626.04
			Total Offering Amounts:				$ 41,375,000.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	a. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the registration statement on Form S-3 to which this exhibit relates (the "Registration Statement") also covers any additional shares of common stock that may be issued or become issuable in connection with any stock split, stock dividend or other similar transaction. b. Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered under the Registration Statement consist of 2,500,000 unsold shares of common stock previously registered under the registrant's registration statement on Form S-3 (Registration No. 333-274288) filed on August 31, 2023 (the "2023 Registration Statement"). Such unsold shares of common stock were originally registered under the registrant's registration statement on Form S-3 (Registration No. 333-155748) filed on November 26, 2008 (the "2008 Registration Statement") and, in connection with the original registration of such unsold shares of common stock on the 2008 Registration Statement, the registrant paid a registration fee of $1,626.04, which, pursuant to Rule 415(a)(6) under the Securities Act, will continue to be applied to such unsold shares. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the unsold securities registered under the 2023 Registration Statement will be deemed terminated as of the date of effectiveness of the Registration Statement. The securities originally registered under the 2008 Registration Statement were carried forward pursuant to Rule 415(a)(6) under the Securities Act from the 2008 Registration Statement to the registrant's registration statement on Form S-3 (Registration No. 333-178150) filed on November 23, 2011, the registrant's registration statement on Form S-3 (Registration No. 333-200115) filed on November 12, 2014, the registrant's registration statement on Form S-3 (Registration No. 333-220388) filed on September 8, 2017, the registrant's registration statement on Form S-3 (Registration No. 333-274288) filed on September 4, 2020 and the 2023 Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date